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                                                                  EXHIBIT 3(i)

                            ARTICLES OF INCORPORATION

                                       OF

                   INDUSTRIAL SALES AND MARKETING CORPORATION

         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

         FIRST: The name of the corporation is Industrial Sales and Marketing Corporation.

         SECOND: The purpose or purposes for which the corporation is organized are:

                  (a) To engage in the marketing and sales promotion of all goods and commodities, including but not limited to, plastic products and to merchandise, develop and manufacture products of all classes and descriptions for any purposes.

                  (b) To buy and otherwise acquire, to own and hold, manage, operate, improve, develop, and sell lands, mining claims, mineral rights, oil wells, and other real estate and interests and rights in and to any of the properties; to buy and sell oil royalties of every kind and character; to rent and lease machinery of every kind and character.

                  (c) To carry on as principals, agents, commission merchants, consignees, or in any capacity whatever, the business of milling, mining, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging, and otherwise producing and dealing in all kinds of ores, metals, and minerals, coal, oil, and salines, and in the products and by-products thereof of every kind, class, and description, and by whatsoever processes the same are or may be hereafter produced; and generally and without limit as to amount, to buy, sell, exchange, lease, acquire and deal in and with lands, mines, and minerals, rights and claims, and in the above specified products, and to carry on, in any capacity, any business appertaining thereto or any other business which, in the judgment of the company may, at any time, be conveniently conducted in conjunction with any of the matters aforesaid, or otherwise.

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                  (d) To acquire by purchase or exchange, or in any other
                  manner, in the United States or in foreign countries, mining claims, grounds, or lodes, mining and mineral rights, concessions or grants, or any interest therein, and to sell, exchange, lease or in any other manner to dispose of the whole or any part thereof or any interest therein when desirable.

                  (e) To acquire, by purchase, lease, or otherwise, and to equip, maintain, and operate a general machine shop. To design and manufacture tools, machinery, boilers, engines, motors, and all things made wholly or partly from metals. To do repairing, welding, brazing, soldering, polishing, moulding, casting, pattern-making, lacquering, enameling, metal stamping and cutting, and electrical work of all kinds.

                  (f) To carry on and conduct a general agency business, to act, and to appoint others to act, as general agent, special agent, broker, factor, manufacturers' agent, purchasing agent, sales agent, distributing agent, representative, and commission merchant, for individuals, firms, associations, and corporations in the distribution, delivery,, purchase, and sale of goods, wares, merchandise, property, commodities, and articles of commerce of every kind and description, and in selling, promoting the sale, advertising, and introducing, and contracting for the sale, introduction, advertisement, and use of , services of all kinds, relating to any and all kinds of businesses, for any and all purposes.

                  (g) To acquire by purchase, exchange, lease, or otherwise, and to own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, grant security interests in, pledge, or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate.

                  (h) To engage in the business of purchasing or otherwise acquiring in whole or in part letters patent, concessions, licenses, inventions, rights, and privileges, subject to royalties or otherwise, whether exclusive, nonexclusive, or limited, whether in the United States or elsewhere; to sell, let, or grant any patent rights, license, concessions, inventions, rights, or privileges belonging to this corporation or which it may acquire, or any interest in the same, and generally to deal in any and all such properties; to manufacture, produce, and exploit, trade, and deal in all products of any such inventions or rights, and maintain machinery, plants, articles, appliances, and other things in connection therewith.

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                  (i) To engage in research, exploration, laboratory, and
                  development work relating to any material, substance, compound, or mixture now known or which may hereafter be known, discovered, or developed, and to perfect, develop, manufacture, use, apply, and generally to deal in and with any such material, substance, compound, or mixture, and to undertake, conduct, manage, assist, promote, and engage or participate in every kind of research or scientific, experimental, design, or development work, including pure or basic research.

         FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 10,000.000 shares of common stock, par value $.05 per share.

         FIFTH: The corporation will not commence business until at least One Thousand Dollars ($1,000.00) has been received by its consideration for the issuance of shares.

         SIXTH: Provisions limiting or denying to shareholders the pre-emptive rights to acquire additional or treasury shares of the corporation are: The shareholders shall not have pre-emptive rights to acquire unissued or treasury shares of the corporation.

         SEVENTH: Provisions for the regulation of the internal affairs of the corporation are: The By-Laws shall control the regulation and management of the internal affairs of the corporation.

         EIGHTH: The address of the initial registered office of the corporation is 692 Kennecott Building, Salt Lake City, Utah, and the same of its initial registered agent as such address is John B. Anderson.

         NINTH: The number of directors constituting the initial board of directors of the corporation is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:


                  Name                               Address
                  ----                               -------
                  David Louis Durbano                2008 North 450 West
                                                     Sunset, Utah

                  Michael Hugh Ford                  4273 Taylor
                                                     Ogden, Utah

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                  Edward Browning Rich               2568 Swaner Place
                                                     Ogden, Utah


         TENTH: The name and address of each incorporator is:


                  NAME                               ADDRESS
                  ----                               -------
                  David Louis Durbano                2008 North 450 West
                                                     Sunset, Utah

                  Michael Hugh Ford                  4273 Taylor
                                                     Ogden, Utah

                  Edward Browning Rich               2568 Swaner Place
                                                     Ogden, Utah

         DATED this 18th day of September, 1970.

                                                    S/David Louis Durbano
                                                    ----------------------

                                                    S/Michael Hugh Ford
                                                    ----------------------

                                                    S/Edward Browning Rich
                                                    ----------------------


STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

         I, Connie D. Smith, a Notary Public, hereby certify that on the 18th day of September, 1970 personally appeared before me, David Louis Durbano, Michael Hugh Ford, and Edward Browning Rich, who being by be first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

                                              S/Connie D. Smith
                                              --------------------------------
                                              NOTARY PUBLIC
                                              Residing in Salt Lake City, Utah

My Commission Expires:
APRIL 9, 1974
---------------------

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                                   EXHIBIT "B"


                      BY-LAWS OF ONEIDA GENERAL CORPORATION